UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 26, 2012

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

2011 Bonuses and 2012 Base Salaries

On January 26, 2012, the Compensation Committee (the Committee) of the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) set the base salaries for the 2012 fiscal year for the Company’s current named executive officers (the Executive Officers). The Committee also determined their bonus awards for the completed 2011 fiscal year based on their individual performance and the Company’s attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2011 bonus and 2012 base salary of John C. Martin, Ph.D., the Company’s Chairman and Chief Executive Officer. The approved 2011 bonuses and 2012 base salaries for the Executive Officers are as follows:

	$0,000,000	$0,000,000	$0,000,000
Name and Title	2011 Bonus		2012 Base Salary

John C. Martin	$2,788,500		$1,500,000
Chairman and Chief Executive Officer
John F. Milligan	$1,215,641		$955,000
President and Chief Operating Officer
Kevin Young	$743,243		$760,000
Executive Vice President, Commercial Operations
Gregg H. Alton	$705,206		$740,000
Executive Vice President, Corporate and Medical Affairs
Robin L. Washington	$555,210		$700,000
Senior Vice President and Chief Financial Officer

2012 Equity Awards

Stock Option Grants. On January 26, 2012, the Committee granted options to purchase shares of the Company’s common stock and performance share awards to the Executive Officers under the Company’s 2004 Equity Incentive Plan, as amended. The independent members of the Board ratified the equity grants to Dr. Martin.

The options each have an exercise price per share of $48.59, representing the closing price of the Company’s common stock on January 26, 2012. The options will vest as to 25% of the underlying shares on the first anniversary of the date of grant, and the balance will vest in successive equal quarterly installments through the fourth anniversary of the date of grant, subject to such individual’s continued service with the Company through each applicable vesting date.

Performance Share Awards. Each Executive Officer was also granted at the same time a performance share award with performance vesting and service vesting requirements. The performance shares will convert into actual shares of the Company’s common stock based on the Company’s attainment of pre-established performance goals measured over the applicable performance periods and the individual’s continued service with the Company through each of the applicable service periods.

Each such performance share award is divided into two separate equal tranches. The performance-vesting requirement for the first tranche is tied to the percentile level at which the Company’s total shareholder return for the 3-year performance period beginning January 1, 2012 and ending December 31, 2014 stands in relation to the total shareholder return realized for that same period by the companies comprising the following three subsets of the S&P Healthcare Index: Biotechnology, Pharmaceuticals and Health Care Equipment (collectively the S&P Healthcare

Sub-Index). The service-vesting condition for such tranche is tied to the individual’s continued service with the Company through the date following the completion of the 3-year performance period on which the Committee certifies the attained level of the total shareholder return performance goal.

The second tranche of each performance award is subdivided into three equal subtranches, each with its own performance period and service period. The performance-vesting requirement for the first subtranche is the Company’s recognition of revenue for the one-year performance period coincident with the 2012 calendar fiscal year in the dollar amount set by the Committee at the time the award was made, with such revenue to be measured on a consolidated basis with the Company’s subsidiaries in accordance with the Company’s audited consolidated financial statements for such calendar fiscal year. The service-vesting requirement for that subtranche is tied to the individual’s continued service with the Company through the 3-year service period beginning January 1, 2012 and ending December 31, 2014. The performance-vesting requirement for the second subtranche will be tied to the Company’s recognition of consolidated revenue for the one-year performance period coincident with the 2013 calendar fiscal year in the dollar amount to be set by the Committee no later than ninety (90) days after the start of that performance period. The service-vesting requirement for that subtranche is tied to the individual’s continued service with the Company through the 2-year service period beginning January 1, 2013 and ending December 31, 2014. The performance-vesting requirement for the final subtranche will be tied to the Company’s recognition of consolidated revenue for the one-year performance period coincident with the 2014 calendar fiscal year in the dollar amount to be set by the Committee no later than ninety (90) days after the start of that performance period. The service-vesting requirement condition for that final subtranche will be tied to the individual’s continued service with the Company through the 1-year service period beginning January 1, 2014 and ending December 31, 2014.

The actual number of shares of the Company’s common stock into which each tranche or subtranche of the performance shares may convert will be calculated by multiplying the number of performance shares allocated to that tranche or subtranche by a performance percentage ranging from 0% to 200% based on the actual level at which the applicable performance goal is attained, as certified by the Committee.

Should the Executive Officer’s service with the Company terminate prior to the completion of one or more applicable service periods under the award, then the performance shares allocated to those service periods will be forfeited, whether or not the performance goal applicable to those shares are met. However, if the Executive Officer’s employment terminates during an applicable service period by reason of retirement on or after the date his or her combined age and years of service total 70 years or more or by reason of death, disability, then a portion of the performance shares allocated to that service period will convert into actual shares of vested common stock based on the level at which the performance goal in effect for that service period is actually attained and the number of calendar months of continuous service he or she completed during that service period. However, for the first tranche of performance shares, there will be no such pro-rated award in the event of the individual’s retirement, unless such retirement occurs after the first year of the 3-year service period applicable to that tranche.

Should a change in control transaction occur after the start of one or more applicable service periods under the award but prior to the completion of those service periods and the Executive Officer remain in continued service with the Company through the closing of that change in control transaction, then the portion of his or her performance shares allocated to those service periods will immediately convert into vested shares of the Company’s common stock equal to (i) 100% of the allocated number of performance shares or, with respect to the performance shares allocated to the first tranche of his or her award, (ii) any greater percentage of those allocated shares, if the change in control occurs more than one year after the start of the 3-year service period applicable to that tranche, based on the actual level at which the total shareholder return goal in effect for that tranche is in fact attained, as measured over an abbreviated performance period ending with the Company’s last fiscal quarter prior to the effective date of the change in control.

An Executive Officer who is a U.S. resident may elect to defer the receipt of any shares of the Company’s common stock into which the performance shares may convert to a later date by submitting a deferral election form to the Company within certain specified time periods. In the absence of such deferral, the performance shares that vest under each performance share award will be issued on or before March 15, 2015.

Award Summary. The table below summarizes the 2012 option grants and performance share awards made to the Executive Officers:

		Performance Share Award
Name and Title	Stock Option Grant	Minimum Number of Shares	Target Number of Shares	Maximum Number of Shares
John C. Martin	331,000	0	117,000	234,000
Chairman and Chief Executive Officer
John F. Milligan	151,250	0	51,250	102,500
President and Chief Operating Officer
Kevin Young	94,000	0	32,000	64,000
Executive Vice President, Commercial Operations
Gregg H. Alton	94,000	0	32,000	64,000
Executive Vice President, Corporate and Medical Affairs
Robin L. Washington	90,000	0	30,000	60,000
Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date: February 1, 2012